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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12,
1995


                   THOMAS & BETTS CORPORATION
     (Exact name of registrant as specified in its Charter)


                           New Jersey
         (State of other Jurisdiction of Incorporation)


        1-4682                     22-1326940
(Commission File Number)        (IRS Employer Identification No.)


      1555 Lynnfield Road, Memphis, Tennessee      38119
     (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (901) 682-7766
                           Not Applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events

  Catamount Manufacturing, Inc. ("Catamount") was acquired by Thomas & Betts Corporation ("Thomas & Betts") on October 27, 1995 in a business combination involving the exchange of Catamount stock for Thomas & Betts stock. The acquisition is accounted for as a pooling of interests.

  Pooling of interests accounting rules require that no affiliate (officer, director or ten percent or greater shareholder) of Catamount and no affiliate of Thomas & Betts significantly reduce its risk relative to its common shareholder position within the period beginning 30 days prior to consummation of the business combination and ending upon publication of financial results that include combined sales and net income covering at least 30 days of post-acquisition combined operations. Such publication is satisfied by the filing of a report on Form 8-K with the Securities and Exchange Commission.

  This Form 8-K sets forth the following required financial information on combined sales and net income of Catamount and Thomas & Betts for 30 days of post-acquisition combined operations from October 28, 1995 through November 26, 1995:

               Combined Post-Acquisition Results
            For October 28, 1995 - November 26, 1995

                Net Sales            $102,178,000

                Net Earnings         $  6,464,000

     The above results have been prepared and published only for purposes of complying with pooling of interests accounting requirements, and are thus not necessarily indicative of results for either the full quarter or the 1995 fiscal year. Net sales during this period reflected the shutdown of domestic distribution centers during the Thanksgiving holidays.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THOMAS & BETTS CORPORATION



Dated: December 12, 1995      By:  /s/ Fred R. Jones
                                 Fred R. Jones
                                 Vice President-Finance and
                                 Treasurer